UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2010
Applied Signal Technology, Inc.
(Exact name of registrant as specified in its charter)

California	000-21236	77-0015491

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 West California Avenue
Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 408-749-1888
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     Applied Signal Technology, Inc., a California corporation (the “Company” or “Applied Signal”), entered into an Agreement and Plan of Merger dated as of December 18, 2010 (the “Merger Agreement”) with Raytheon Company, a Delaware corporation (“Parent”), and RN Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Merger Sub to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Common Stock, without par value, of the Company (the “Shares”), for $38.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to applicable withholding taxes. The Merger Agreement also provides that a single-step merger of Merger Sub with and into the Company may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the merger will only be able to be consummated after the shareholders of the Company have adopted the Merger Agreement at a meeting of shareholders. In the Merger, each outstanding share of the Company, other than shares owned by Parent or Merger Sub or by the Company’s shareholders who have validly exercised their appraisal rights under California law, will be converted into the right to receive cash in an amount equal to the Offer Price.
     The Merger Agreement provides that the Offer will commence as promptly as reasonably practicable after the date of the Merger Agreement, and will remain open for at least 20 business days (including the day on which the Offer is commenced). Pursuant to the Merger Agreement, after the consummation of the Offer (or in certain cases, in lieu of the Offer), and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Parent, Merger Sub and the Company or any of the Company’s subsidiaries) will be canceled and converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). If Merger Sub holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger as a short-form merger pursuant to the California Corporations Code. Otherwise, the Company will hold a special shareholders’ meeting to obtain shareholder approval of the Merger.
     Subject to the terms and conditions of the Merger Agreement, the Company has granted Merger Sub an irrevocable one-time option (the “Top-Up Option”) to purchase an aggregate number of newly issued Shares that, when added to the number of Shares owned by Parent and Merger Sub at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding immediately after the issuance of the Top-Up Option Shares, subject to applicable regulatory requirements and there being sufficient authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been accepted for payment pursuant to the Offer.
     Completion of the Offer is subject to customary conditions, including (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares already owned by Parent, 76.3% of the Shares outstanding and (ii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the Company’s board of directors’ recommendation, the Company may be required to pay Parent a termination fee of $17.3 million.
     The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or Parent in the Company’s or Parent’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. The representations and warranties have been negotiated with the principal purpose of

(i) establishing the circumstances under which Merger Sub may have the right not to consummate the Offer, or Parent or the Company may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.
     The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.
     Concurrently with the execution and delivery of the Merger Agreement, each of the Company’s directors (including, in each case, certain affiliates thereof), together representing ownership of more than approximately 5.0% of the outstanding Shares, and approximately 4.7% of the Shares on a fully diluted basis, entered into a tender and voting agreement (collectively, the “Tender and Voting Agreements”) with Parent and Merger Sub whereby such shareholder committed, among other things, subject to the terms and conditions of the Tender and Voting Agreements, to tender all of their respective Shares in the Offer. The Tender and Voting Agreements automatically terminate upon the termination of the Merger Agreement or the occurrence of certain other events. The foregoing description of the Tender and Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender and Voting Agreements, the form of which is filed as Exhibits 2.2, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.
     In connection with the execution and delivery of the Merger Agreement, the Company agreed to suspend the future payment of dividends on shares of its common stock.

Item 8.01.	Other Events.
     On December 20, 2010, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Current Report on Form 8-K, announcing the execution of the Merger Agreement.
NOTICES
Important Information about the Tender Offer
     The Offer described herein has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the Offer is commenced, Parent will cause Merger Sub to file a tender offer statement on Schedule TO with the SEC. Investors and Applied Signal shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Applied Signal with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. A copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all shareholders of Applied Signal at www.appsig.com or by contacting Applied Signal at 460 West California Avenue, Sunnyvale, California 94086, (408) 749-1888.
Important Information about the Potential One-Step Merger
In connection with the potential one-step merger, the Company would file a proxy statement with the SEC. Additionally, the Company would file other relevant materials with the SEC in connection with the proposed acquisition of the Company by Parent and Merger Sub pursuant to the terms of the merger agreement. The materials to be filed by the Company with the SEC will be available at no charge on the SEC’s website at www.sec.gov. Investors and shareholders also may obtain copies of the proxy statement free of charge from the Company at www.appsig.com or by contacting the Company at 460 West California Avenue, Sunnyvale, California 94086, (408) 749-1888. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the one step merger because they will contain important information about the one step merger and the parties to the one step merger.

Parent and the Company and their respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the one step merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of shareholders, the Annual Report on Form 10-K for the fiscal year ended October 31, 2009, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the one step merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the one step merger when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of shareholders and is included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2009 containing Part III information.
Statement on Cautionary Factors
     Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future,” “anticipate,” “potential,” “believe” or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Applied Signal shareholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; as well as risks detailed from time to time in Applied Signal’s public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2009, subsequent quarterly filings on Form 10-Q and the solicitation/recommendation statement to be filed in connection with the tender offer. The information contained herein is as of December 20, 2010. Applied Signal disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise, except as expressly required by law. Copies of Applied Signal’s public disclosure filings are available from its investor relations department.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 18, 2010, among Raytheon Company, RN Acquisition Company and Applied Signal Technology, Inc.
2.2	Form of Tender and Voting Agreement, dated as of December 18, 2010, by and among Raytheon Company, RN Acquisition Company and each of the Company’s directors (and certain affiliates).
99.1	Press Release issued by Applied Signal Technology, Inc., dated December 20, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Signal Technology, Inc.
December 20, 2010	By:	/s/ William Van Vleet III
		Name:	William Van Vleet III
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of December 18, 2010, among Raytheon Company, RN Acquisition Company and Applied Signal Technology, Inc.
2.2	Form of Tender and Voting Agreement, dated as of December 18, 2010, by and among Raytheon Company, RN Acquisition Company and each of the Company’s directors (and certain affiliates).
99.1	Press Release issued by Applied Signal Technology, Inc., dated December 20, 2010.